Exhibit 3.2(a)

BYLAWS

OF

RIVERVIEW ACQUISITION CORP.

(the “Company”)

Article I

OFFICES

Section 1.01. Registered Office.

The Company shall at all times maintain a registered office in the State of Delaware. The registered office of the Company and the registered agent of the Company at such office may be changed from time to time by the Company in the manner specified by law. The Company’s registered agent shall be the agent originally designated upon formation of the Company or as otherwise designated by the board of directors.

Section 1.02. Other Offices.

The Company may have its principal office and other offices at such place or places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Company may require.

Article II

MEETINGS OF STOCKHOLDERS

Section 2.01. Place and Time of Meetings.

All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but shall instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).

Section 2.02. Annual Meetings.

Unless directors are elected by unanimous written consent in lieu of an annual meeting, an annual meeting of stockholders shall be held at such date, time and place, either within or without the State of Delaware, as may be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 2.03. Notice of Meeting.

Notice of the annual meeting or special meeting of stockholders shall be given stating (a) the place, date and hour of the meeting and (b) in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting by, or at the direction of, the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Company. Notice of the time, place, if any, and the purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his or her attendance in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

Section 2.04. Special Meetings.

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Company, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.05. Quorum; Required Stockholder Vote.

Each stockholder entitled to vote at any meeting of the stockholders shall be entitled to one (1) vote for each share of common stock held by such stockholder that has voting power upon the matter in question. A quorum for the transaction of business at any annual or special meeting of stockholders shall exist when the holders of the outstanding shares entitled to vote and constituting a majority of the total votes are represented either in person or by proxy at such meeting. In all matters other than the election of directors, the affirmative vote of the shares present in person or represented by proxy and constituting a majority of the total votes present and entitled to be cast at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless a greater vote is required by law, by the Certificate of Incorporation or by these Bylaws. Directors shall be elected by the affirmative vote of a plurality of the votes represented by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. When a quorum is once present to organize a meeting, the stockholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.06. Proxies.

A stockholder may vote either in person or by a proxy which such stockholder has duly executed in writing. No proxy shall be valid after three (3) years from the date of its execution unless a longer period is expressly provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary.

Section 2.07. Record Date.

In order that the Company may determine stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful purpose, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date: (a) in the case of the determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (b) in the case of the determination of stockholders entitled to consent to corporate action in writing without a meeting, shall not be more than ten (10) days after the date upon the resolution fixing the record date is adopted by the board of directors; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (x) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (y) the record date for determining the stockholders entitled to consent to corporate action without a meeting, when no prior action by the board of directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or its Secretary; and (z) the record date for determining stockholders for any other purpose, including for entitlement to consent to corporate action without a meeting, when prior action by the board of directors is required by the DGCL, shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 2.08. Action Without Meeting.

Any action required to be taken at any annual or special meeting of the stockholders of the Company, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the DGCL.

Article III

DIRECTORS

Section 3.01. Power of Directors.

The business and affairs of the Company shall be managed by or under the direction of its board of directors. In addition to the authority and powers conferred upon the board of directors by the DGCL, the Certificate of Incorporation and these Bylaws, the board of directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject to the provisions of the DGCL, the Certificate of Incorporation or these Bylaws.

Section 3.02. Number and Term.

The number of directors which shall constitute the whole board of directors shall be determined initially by the incorporator and, after the issuance of stock, by resolution of the board of directors or by the stockholders at the annual or any special meeting. Directors shall be at least eighteen (18) years of age and need not be residents of the State of Delaware nor stockholders of the Company. The directors, other than the first board of directors, shall be determined by resolution of the board of directors or by the stockholders at the annual meeting, except as hereinafter provided. Each director shall hold office until his successor shall have been elected and qualified or until his earlier resignation or removal.

Section 3.03. Vacancies.

Newly created directorships resulting from an increase in the board of directors and all vacancies occurring in the board of directors, including vacancies caused by removal without cause, may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, or by the stockholders, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.04. Functions of the Board.

The business and affairs of the Company shall be managed by its board of directors which may exercise all such powers of the Company and do all such lawful acts and things as are authorized by the certificate of incorporation, and which are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.05. Performance by Directors.

Each member of the board of directors and each member of any committee designated by the board of directors, shall, in the performance of such director’s duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company’s officers or employees, or committees of the board of directors, or by any other person as to matters such member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

Section 3.06. Meetings of the Board of Directors.

Regular meetings of the board of directors may be held at such places within or without the State of Delaware and at such times as the board of directors may from time to time determine, and if so determined, notices thereof need not be given. Special meetings of the board of directors may be held at such places within or without the State of Delaware and may be called by the Chairman of the board of directors, the Vice Chairman of the board of directors, the President or a majority of the entire board of directors. Written notice of the time and place of such special meetings shall be given to each director by the person or persons calling such meeting by first class or registered mail at least four (4) days before the meeting or by telephone, telecopy or in person at least one (1) day before the meeting. Whenever notice is required to be given to any director, a written waiver thereof, signed by such director, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance at a meeting shall constitute a waiver of any required notice of such meeting, except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be stated in the notice or waiver of notice of such meeting.

Section 3.07. Quorum.

At all meetings of the board of directors, one-half of the directors in office shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the Certificate of Incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.08. Written Consent of Directors.

Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee, as the case may be.

Section 3.09. Meetings by Conference Telephone.

Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.10. Committees of Directors.

(a)                The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the Company. Such committee or committees shall have such powers as may be determined from time to time by resolution adopted by the board of directors, subject to any statutory limitations.

(b)               Meetings of each committee may be called by any member of the committee upon notice given to each member of the committee not later than the day before the day on which the meeting is to be held. Notice of any meeting may be waived by all members of the committee.

(c)                A majority of each committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such committee.

(d)               Any member of any committee may be removed, with or without cause, at any time, by the board of directors. Any vacancy on any committee shall be filled by the board of directors.

(e)                Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 3.11. Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at such meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or such compensation as the board of directors may fix.

Section 3.12. Removal of Directors.

Any or all of the directors may be removed, with or without cause, at any time by the vote of the stockholders at a special meeting called for that purpose. Any director may be removed for cause by the action of the directors at a special meeting called for that purpose.

Section 3.13. Corporate Records.

The directors may keep the books of the Company, except such as are required by law to be kept within the state, outside the State of Delaware, at such place or places as they may from time to time determine.

Article IV

NOTICES

Section 4.01. Form and Time of Notice.

Except as otherwise required by statute, whenever, under the provisions of the laws of the State of Delaware or of the Certificate of Incorporation of the Company or of these Bylaws, notice is required to be given to any director or stockholder, such notice may be delivered personally, by mail, facsimile, telegram, telephone, electronic transmission or any other reasonable method.

Section 4.02. Waiver of Notice.

Whenever any notice is required to be given under the provisions of the laws of Delaware or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Article V

OFFICERS

Section 5.01. Officers.

The officers of the Company shall be chosen by the board of directors and shall be a President, a Secretary and a Treasurer. The board of directors may also choose a Chairman or Vice Chairman of the board of directors, one or more Vice Presidents (any one or more of whom may be designated an Executive Vice President or Senior Vice President), one or more Assistant Secretaries and Assistant Treasurers, as well as other officers and agents, with such titles, duties and powers as the board of directors may from time to time determine. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise.

Section 5.02. Appointment of Officers.

The board of directors shall choose the officers of the Company at any meeting of the board of directors.

Section 5.03. Salaries of Officers.

The salaries of all officers and agents of the Company shall be fixed by the board of directors.

Section 5.04. Term, Removal and Vacancies.

Each officer of the Company shall hold office until his successor has been chosen and qualified or until he shall have resigned or shall have been removed. Any officer may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Company shall be filled by the board of directors.

Section 5.05. Chairman and Chief Executive Officer.

The Chairman and Chief Executive Officer shall be the chief executive officer of the Company and shall serve as chairman of the board of the Company. It shall be his duty to supervise generally the management of the business of the Company. Without limiting the generality of the foregoing, the Chairman and Chief Executive Officer shall preside at all meetings of the stockholders and the board of directors, shall see that all orders and resolutions of the board of directors are carried into effect and shall have power to sign contracts, powers of attorney and other instruments on behalf of the Company and shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Company.

Section 5.06. President.

In the absence of the Chairman and Chief Executive Officer, or in the event of his inability or refusal to act, the President shall perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. In addition, the President shall have the power to sign contracts, powers of attorney and other instruments on behalf of the Company, except where the execution thereof shall be otherwise delegated by the board of directors.

Section 5.07. Vice President.

In the absence of the President, or in the event of his inability or refusal to act, the Vice President, if any, (or if there shall be more than one, the Vice Presidents in the order determined by the board of directors, or if there be no such determination, then in the order of their election)

shall perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. In addition, the Vice Presidents shall have the power to sign contracts, powers of attorney and other instruments on behalf of the Company, except where the execution thereof shall be otherwise delegated by the board of directors.

Section 5.08. Secretary.

The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Company and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature.

Section 5.09. Treasurer.

(a)                The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the board of directors.

(b)               The Treasurer shall disburse the funds of the Company as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Company.

Article VI

CERTIFICATE OF STOCK

Section 6.01. Certificates.

Every holder of stock in the Company shall be entitled to have a certificate of the shares of the Company signed by (i) the Chairman or Vice chairman of the board of directors, the President or a Vice President and (ii) either the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and may be sealed with the seal of the Company or a facsimile thereof.

Section 6.02. Signatures.

Any or all of the signatures of the officers of the Company upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of issue.

Section 6.03. Lost Certificates.

The Company may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 6.04. Transfers of Shares.

Upon surrender to the Company or the transfer agent of the Company of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6.05. Registered Stockholders.

The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Article VII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 7.01. Right to Indemnification.

Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a director, officer or employee of the Company or any predecessor of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the

Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, finds, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or consented to by the board of directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the DGCL requires an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) such advancement shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an “undertaking”).

Section 7.02. Right of Indemnitee to Bring Suit.

If a claim under Section 7.01 is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the Company (including the board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including the board of directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Company.

Section 7.03. Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in Sections 7.01 and 7.02 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the certificate of incorporation of the Company, these Bylaws, by agreement, by vote of stockholders or disinterested directors or otherwise.

Section 7.04. Insurance.

The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss under the DGCL.

Section 7.05. Indemnification of Agents of the Company.

The Company may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Company to the fullest extent of the provisions of the Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the Company.

Article VIII

GENERAL PROVISIONS

Section 8.01. Dividends.

(a)                Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Company’s bonds or its property, including the shares or bonds of other corporations, subject to any provisions of law and of the Certificate of Incorporation.

(b)               Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.02. Checks.

All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 8.03. Fiscal Year.

The fiscal year of the Company shall be fixed by resolution of the board of directors.

Section 8.04. Seal.

The seal of the Company shall consist of an impression bearing the name of the Company, the year of its organization and the words “Corporate Seal, Delaware”. In lieu thereof, the Company may use an impression or writing bearing the words “CORPORATE SEAL” enclosed in parentheses or scroll, which shall also be deemed the seal of the Company.

Section 8.05. Use of Pronouns.

Whenever used in these Bylaws, the pronouns “he”, “him”, or “his” shall be deemed also to mean or include “she”, “her” or “hers”, as the case may be.

Article IX

AMENDMENTS

Section 9.01. Amendments.

These Bylaws may be amended or repealed or new bylaws may be adopted at any regular or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting. These Bylaws may also be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board of directors. If any bylaw regulating an impending election of directors is adopted, amended or repealed by the board of directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the bylaw so adopted, amended or repealed, together with a precise statement of the changes made. Bylaws adopted by the board of directors may be amended or repealed by the stockholders.

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